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                                                        Exhibit 11

                       COMPUTATION OF EARNINGS PER SHARE
                       GULF STATES STEEL, INC. OF ALABAMA
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


                                          FISCAL YEAR ENDED    FOR THE PERIOD
                                           OCTOBER 31, 1996   APRIL 21, 1995 TO
                                          ------------------  OCTOBER 31, 1995
                                                              -----------------

Net income (loss)                                $ (370,000)         $1,245,000
                                                 ==========          ==========

Shares:
   Weighted average common shares
    outstanding                                   3,610,000           3,610,000

   Net effect of dilutive put warrants
    and stock options - based on
    the treasury stock method                           N/A             189,838
                                                 ----------          ----------

   Weighted average common and common
    equivalent shares outstanding                 3,610,000           3,799,838
                                                 ==========          ==========
Net income (loss) per share                      $     (.10)         $      .33
                                                 ==========          ==========


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